CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2000, relating to the financial statements and financial highlights which appear in the August 31, 2000 Annual Report to Shareholders of Templeton World Fund, Inc. and Templeton Foreign Fund series of Templeton Funds, Inc. which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Auditors" in such Registration Statement.

                                        /s/PRICEWATERHOUSECOOPERS LLP

New York, New York
December 27, 2000